Exhibit 99(a)

Windstream reports fourth-quarter, full-year 2010 results

•	Delivered $523 million in adjusted OIBDA for the quarter, a 1 percent decline year-over-year, and $2.1 billion in adjusted OIBDA for the year, essentially unchanged year-over-year on a pro forma basis
•

Generated $493 million in business service revenue for the quarter, a 2 percent increase year-over-year, and $1.95 billion in business service revenue for the year, an increase of half a percent year-over-year on a pro forma basis

•

Produced $111 million in consumer broadband revenue for the quarter, a 10 percent increase year-over-year, and $429 million in consumer broadband revenue for the year, a 9 percent increase year-over-year on a pro forma basis

•	Business and broadband revenues represented approximately 60 percent of total revenues at end of quarter on a pro forma basis
•	Generated $818 million in adjusted free cash flow for the year on a GAAP basis resulting in a dividend payout ratio of 57 percent

Release date: Feb. 18, 2011

LITTLE ROCK, Ark. – Windstream Corp. (Nasdaq: WIN) today reported fourth-quarter and full-year 2010 earnings results, highlighted by higher business service revenue and improved operating margins.

“2010 was an incredible year for Windstream, and I am very pleased with all that we accomplished,” said Jeff Gardner, president and chief executive officer. “We continued to improve our top-line trends and achieved our revenue and cash flow goals for the year. Our team did a fantastic job executing our business plan while successfully integrating the four companies we acquired during the year.”

Windstream’s fourth-quarter results under Generally Accepted Accounting Principles (GAAP) include the following items, which lowered earnings per share by roughly 4 cents:

•	$16 million in after-tax merger and integration costs
•	$4 million in after-tax restructuring charges

Fourth-quarter financial results:

Under GAAP:

•	Revenues were $981 million, a 30 percent increase from a year ago.

•	Operating income was $259 million, an increase of 10 percent year-over-year.

•	Net income was $72 million, a 4 percent decrease from a year ago, or 15 cents of diluted earnings per share.

•	Capital expenditures were $143 million, a 56 percent increase year-over-year.

Under pro forma results, which include results for Hosted Solutions Acquisition, LLC, and Q-Comm Corporation for the entire fourth quarter:

•	Revenues were $1.03 billion, a 2 percent decrease from a year ago.

•	Business service revenue was $493 million, a 2 percent increase year-over-year.

•	Consumer broadband revenue was $111 million, a 10 percent increase from a year ago.

•	Operating income before depreciation and amortization (OIBDA) was $496 million, essentially unchanged year-over-year.

•	Adjusted OIBDA, which removes the impact of restructuring charges, pension expense and stock-based compensation, was $523 million, a 1 percent decrease from a year ago.

•	Capital expenditures were $159 million, a 20 percent increase year-over-year.

Full-year 2010 financial results:

Under GAAP:

•	Revenues were $3.7 billion, a 24 percent increase from a year ago.

•	Operating income was $1.03 billion, an 8 percent increase year-over-year.

•	Net income was $311 million, a 7 percent decrease from a year ago, or 66 cents of diluted earnings per share.

•	Capital expenditures were $415 million, a 39 percent increase from a year ago.

Under pro forma results, which include results for NuVox Inc.; Iowa Telecommunications Services, Inc.; Hosted Solutions Acquisition, LLC, and Q-Comm Corporation for the entire year:

•	Revenues were $4.1 billion, a 2 percent decrease from a year ago.

•	Business service revenue was $1.95 billion, an increase of half a percent year-over-year.

•	Consumer broadband revenue was $429 million, a 9 percent increase from a year ago.

•	OIBDA was $1.98 billion, a 2 percent increase year-over-year.

•	Adjusted OIBDA was $2.1billion, essentially unchanged from a year ago.

•	Capital expenditures were $490 million, a 1 percent increase from a year ago.

Fourth-quarter pro forma operating results:

In the business channel, advanced data and integrated solutions, which are largely connections providing both voice and data services, increased 6 percent year-over-year. Special access circuits increased 5 percent year-over-year, driven by increased wireless backhaul demand.

The company added more than 12,000 new high-speed Internet customers during the fourth quarter, bringing its total customer base to approximately 1,303,000 – an increase of 6 percent year-over-year. Overall broadband penetration is now 43 percent of total voice lines and 61 percent of primary residential lines.

The company ended the year with approximately 434,000 video customers, representing 8 percent growth from a year ago and 23 percent of primary residential customers.

Total access lines declined by approximately 36,000, or 3.6 percent year-over-year. Total lines at the end of the year were 3.3 million.

Financial outlook for 2011

“In 2011 we plan to invest capital in success-based initiatives that will help us grow the business, including fiber-to-the-cell projects and data center expansions as well as additions to our broadband network funded in part by federal stimulus awards. These investments, along with our recent acquisitions and improving legacy performance, will further improve the long-term financial characteristics of our business and create a path to realize total revenue growth in the future,” Gardner said.

Windstream issued the following pro forma financial guidance for 2011:

2010 Pro Forma Results		2011 Guidance Range	% Change
Revenue	$4.139 billion	$4.015 billion - $4.140 billion	(3%) – 0%
OIBDA (a)	$1.975 billion	$1.985 billion - $2.045 billion	1% – 4%
Adjusted OIBDA (b)	$2.064 billion	$2.045 billion - $2.105 billion	(1%) – 2%
Capex (c)	$490 million	$520 million - $ 580 million	6% – 18%

(a)	Guidance range includes expected non-cash pension expense and restricted stock expense
(b)	Guidance range excludes expected non-cash pension expense and restricted stock expense
(c)	Guidance range includes approximately $40 million in Windstream matching funds to complete federal broadband stimulus projects in 2011 and excludes funds provided by the Rural Utilities Service

Windstream expects to incur roughly $41 million in non-cash pension expense and $19 million in restricted stock expense that will not affect free cash flow in 2011.

The guidance assumes net cash interest expense of approximately $552 million and cash taxes of $50 million to $60 million for 2011.

The company expects to generate $863 million to $973 million in adjusted free cash flow in 2011, resulting in a dividend payout ratio between 52 percent and 59 percent. In 2010, Windstream generated $818 million in adjusted free cash flow, resulting in a dividend payout ratio of 57 percent. Adjusted free cash flow is defined as adjusted OIBDA minus merger and integration expense, cash interest, cash taxes, capital expenditures and cash pension contributions.

The company also announced it expects to make a $60 million contribution to its pension plan this month in the form of Windstream common stock to manage net leverage. Pension plan assets were approximately $870 million as of Jan. 1, 2011.

Conference call

Windstream will hold a conference call at 7:30 a.m. CST today to review the company’s fourth-quarter and full-year 2010 earnings results.

To access the call:

Interested parties can access the call by dialing 1-877-374-3977, conference ID 37262050, ten minutes prior to the start time.

To access the call replay:

A replay of the call will be available beginning at 10:30 a.m. CST today and ending at midnight CST on Feb. 25. The replay can be accessed by dialing 1-800-642-1687, conference ID 37262050.

Webcast information:

The conference call also will be streamed live over the company’s website at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the website beginning at 10:30 a.m. CST today.

About Windstream

Windstream Corp. (Nasdaq: WIN), headquartered in Little Rock, Ark., is an S&P 500 communications and technology solutions provider with operations in 29 states and the District of Columbia and about $4 billion in annual revenues. Windstream provides IP-based voice and data services, MPLS networking, data center and managed hosting services and communication systems to businesses and government agencies. The company also delivers broadband, digital phone and high-definition TV services to residential customers primarily located in rural areas and operates a local and long-haul fiber network spanning approximately 60,000 route miles. For more information about Windstream, visit www.windstream.com.

Pro forma results adjusts results of operations under GAAP to include the acquisitions of D&E Communications, Inc.; Lexcom Inc.; NuVox Inc.; Iowa Telecommunications Services, Inc.; Hosted Solutions Acquisition, LLC, and Q-Comm Corporation, and to exclude the results of the disposed out-of-territory product distribution operations and all merger and integration costs related to strategic transactions. A reconciliation of pro forma results to the comparable GAAP measures is available on the company’s Web site at www.windstream.com/investors.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, Windstream’s financial outlook for 2011, expected amount of cash taxes, net cash interest, potential future revenue growth and capital expenditures for 2011. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;
•	the extent, timing and overall effects of competition in the communications business;
•	continued voice line loss;
•	the impact of new, emerging or competing technologies;
•	the adoption of intercarrier compensation and/or universal service reform proposals by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream;
•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;
•

for Windstream’s competitive local exchange carrier operations, adverse effects on the availability, quality of service and price of facilities and services provided by other incumbent local exchange carriers on which Windstream’s competitive local exchange carrier services depend;

•	the availability and cost of financing in the corporate debt markets;
•	the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations;
•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;
•	unfavorable results of litigation;
•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, intercarrier compensation or other matters that could reduce revenues or increase expenses;
•	the effects of work stoppages;
•	the impact of equipment failure, natural disasters or terrorist acts;
•	earnings on pension plan investments significantly below Windstream’s expected long term rate of return for plan assets;
•	changes in federal, state and local tax laws and rates; and
•	those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended Dec. 31, 2009, and in subsequent filings with the Securities and Exchange Commission.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Contact:

David Avery, 501-748-5876

David.avery@windstream.com

Investor Contact:

Mary Michaels, 501-748-7578

mary.michaels@windstream.com

WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
			Increase				Increase
	December 31,	December 31,	(Decrease)		December 31,	December 31,	(Decrease)
	2010	2009	Amount	%	2010	2009	Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$957.5	$732.6	$224.9	31	$3,622.9	$2,872.8	$750.1	26
Product sales	23.5	21.8	1.7	8	89.1	123.8	(34.7)	(28)

Total revenues and sales	981.0	754.4	226.6	30	3,712.0	2,996.6	715.4	24

Costs and expenses:
Cost of services	352.0	254.8	97.2	38	1,329.8	1,014.5	315.3	31
Cost of products sold	18.0	17.6	0.4	2	74.9	107.5	(32.6)	(30)
Selling, general, administrative and other	128.5	87.1	41.4	48	498.4	348.3	150.1	43
Depreciation and amortization	190.6	138.7	51.9	37	693.6	537.8	155.8	29
Restructuring charges	7.0	1.8	5.2	289	7.7	9.3	(1.6)	(17)
Merger and integration costs	25.8	19.9	5.9	30	77.3	22.3	55.0	247

Total costs and expenses	721.9	519.9	202.0	39	2,681.7	2,039.7	642.0	31

Operating income	259.1	234.5	24.6	10	1,030.3	956.9	73.4	8

Other income (expense), net	0.7	(0.3)	1.0	333	(3.5)	(1.1)	2.4	218
Interest expense	(142.8)	(115.2)	(27.6)	(24)	(521.7)	(410.2)	111.5	27

Income before income taxes	117.0	119.0	(2.0)	(2)	505.1	545.6	(40.5)	(7)
Income taxes	44.6	43.5	1.1	3	194.4	211.1	(16.7)	(8)

Net income	$72.4	$75.5	$(3.1)	(4)	$310.7	$334.5	$(23.8)	(7)

Weighted average common shares	485.3	430.0	55.3	13	468.0	432.9	35.1	8
Common stock outstanding					504.3	436.8

Basic and diluted earnings per share:
Net income	$0.15	$0.17	$(0.02)	(12)	$0.66	$0.76	$(0.10)	(13)

PRO FORMA RESULTS OF OPERATIONS (A):
Revenues and sales	$1,030.2	$1,053.4	$(23.2)	(2)	$4,138.9	$4,231.4	$(92.5)	(2)
OIBDA (B)	$495.8	$494.6	$1.2	—	$1,975.2	$1,940.8	$34.4	2
Adjusted OIBDA (C)	$523.0	$526.0	$(3.0)	(1)	$2,064.1	$2,068.6	$(4.5)	—

(A)	Pro forma results adjusts results of operations under GAAP to include the acquisitions of D&E Communications, Inc. (“D&E”), Lexcom Inc. (“Lexcom”), NuVox Inc. (“NuVox”), Iowa Telecommunications Services, Inc. (“Iowa Telecom”), Hosted Solutions Acquisition, LLC (“Hosted Solutions”) and Q-Comm Corporation (“Q-Comm”), and to exclude the results of the disposed out-of-territory product distribution operations and all merger and integration costs related to strategic transactions. Q-Comm results of operations only include those entities acquired from Q-Comm. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales, Operating Income and Capital Expenditures Under GAAP to Pro Forma Revenues and Sales, Pro Forma Adjusted OIBDA and Pro Forma Capital Expenditures.
(B)	OIBDA is operating income before depreciation and amortization.
(C)	Adjusted OIBDA adjusts OIBDA for the impact of restructuring charges, pension expense and stock-based compensation. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales, Operating Income and Capital Expenditures Under GAAP to Pro Forma Revenues and Sales, Pro Forma Adjusted OIBDA and Pro Forma Capital Expenditures.

WINDSTREAM CORPORATION

UNAUDITED SUPPLEMENTAL OPERATING INFORMATION

(Units in thousands, dollars in millions)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
			Increase				Increase
	December 31,	December 31,	(Decrease)		December 31,	December 31,	(Decrease)
	2010	2009	Amount	%	2010	2009	Amount	%
UNDER GAAP:
Voice lines	3,045.8	2,915.6	130.2	4
Net voice line additions (losses):
Internal	(40.9)	(33.1)	7.8	24	(130.6)	(141.7)	(11.1)	(8)
Acquired	21.2	166.4	(145.2)	(87)	260.8	166.4	94.4	57

Net voice line additions (losses)	(19.7)	133.3	(153.0)	(115)	130.2	24.7	105.5	427

High-speed Internet customers	1,302.9	1,128.0	174.9	16
Advanced data and integrated solutions	173.6	40.9	132.7	324

Total data and integrated solutions	1,476.5	1,168.9	307.6	26

Net high-speed Internet additions:
Internal	12.1	27.4	(15.3)	(56)	78.3	99.0	(20.7)	(21)
Acquired	0.3	50.2	(49.9)	(99)	96.6	50.2	46.4	92

Net high-speed Internet additions	12.4	77.6	(65.2)	(84)	174.9	149.2	25.7	17

Net advanced data and integrated solution additions (losses):
Internal	6.7	(0.7)	7.4		6.6	1.6	5.0
Acquired	19.5	0.9	18.6		126.1	0.9	125.2

Net advanced data and integrated solution additions (losses)	26.2	0.2	26.0		132.7	2.5	130.2

Special access circuits	97.9	81.3	16.6	20
Access lines (A)	3,317.3	3,037.8	279.5	9
Digital television customers	433.5	375.2	58.3	16

Total connections	5,053.7	4,541.0	512.7	11

Capital expenditures	$142.5	$91.3	$51.2	56	$415.2	$298.1	$117.1	39

FROM PRO FORMA RESULTS (B):
Voice lines	3,045.8	3,181.9	(136.1)	(4)
Net voice line losses	(41.2)	(37.6)	3.6	10	(136.1)	(163.7)	(27.6)	(17)

High-speed Internet customers	1,302.9	1,223.9	79.0	6
Advanced data and integrated solutions	173.6	164.3	9.3	6

Total data and integrated solutions	1,476.5	1,388.2	88.3	6

Net high-speed Internet additions	12.2	28.2	(16.0)	(57)	79.0	107.0	(28.0)	(26)
Net advanced data and integrated solution additions	4.2	1.3	2.9	223	9.3	4.1	5.2	127
Special access circuits	97.9	93.4	4.5	5
Access lines (A)	3,317.3	3,439.6	(122.3)	(4)
Digital television customers	433.5	402.0	31.5	8

Total connections	5,053.7	5,065.5	(11.8)	—

Capital expenditures	$159.1	$133.1	$26.0	20	$490.0	$487.4	$2.6	1

(A)	Access lines include voice lines, special access circuits and advanced data and integrated solutions.
(B)	Pro forma results adjusts results of operations under GAAP to include the acquisitions of D&E, Lexcom, NuVox, Iowa Telecom, Hosted Solutions and Q-Comm, and to exclude the results of the disposed out-of-territory product distribution operations, and all merger and integration costs related to strategic transactions. Q-Comm results of operations only include those entities acquired from Q-Comm. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales, Operating Income and Capital Expenditures Under GAAP to Pro Forma Revenues and Sales, Pro Forma Adjusted OIBDA and Pro Forma Capital Expenditures.

WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP

(In millions)

ASSETS
	December 31,	December 31,
	2010	2009

CURRENT ASSETS:

Cash and cash equivalents	$42.3	$1,062.9
Accounts receivable (less allowance for doubtful accounts of $27.8 and $18.5, respectively)	373.9	291.7
Inventories	52.5	26.1
Deferred income taxes	44.8	21.7
Prepaid income taxes	62.9	16.3
Prepaid expenses and other	60.7	37.3
Assets held for sale	50.6	—

Total current assets	687.7	1,456.0

Goodwill	3,704.0	2,344.4
Other intangibles, net	2,038.5	1,253.3
Net property, plant and equipment	4,772.7	3,992.6
Other assets	150.8	99.1

TOTAL ASSETS	$11,353.7	$9,145.4

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:

Current maturities of long-term debt	$139.2	$23.8
Current portion of interest rate swaps	35.4	45.8
Accounts payable	151.3	120.7
Advance payments and customer deposits	145.8	95.2
Accrued dividends	126.5	109.2
Accrued taxes	81.2	60.6
Accrued interest	173.9	156.0
Other current liabilities	132.2	98.0

Total current liabilities	985.5	709.3

Long-term debt	7,186.6	6,271.4
Deferred income taxes	1,767.6	1,372.0
Other liabilities	583.4	532.0

Total liabilities	10,523.1	8,884.7

SHAREHOLDERS’ EQUITY:
Common stock	0.1	—
Additional paid-in capital	833.3	83.6
Accumulated other comprehensive loss	(216.9)	(208.3)
Retained earnings	214.1	385.4

Total shareholders’ equity	830.6	260.7

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$11,353.7	$9,145.4

WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP

(In millions)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Cash Provided from Operations:
Net income	$72.4	$75.5	$310.7	$334.5
Adjustments to reconcile net income to net cash provided from operations:
Depreciation and amortization	190.6	138.7	693.6	537.8
Provision for doubtful accounts	14.9	11.6	48.9	44.0
Stock-based compensation expense	4.8	3.1	17.0	17.4
Pension expense	15.4	23.0	61.9	91.8
Deferred taxes	60.6	4.4	120.4	96.8
Other, net	6.1	3.1	16.6	11.3
Pension contribution	(0.7)	(0.8)	(41.7)	(3.3)
Changes in operating assets and liabilities, net:
Accounts receivable	(14.7)	7.1	(42.8)	(3.4)
Prepaid and other expenses	8.3	3.0	4.7	(1.6)
Prepaid income taxes	(12.2)	—	(46.6)	(16.3)
Accounts payable	16.8	15.3	(18.1)	(1.7)
Accrued interest	66.1	78.8	26.6	4.4
Accrued taxes	(6.0)	17.5	(10.1)	12.6
Other liabilities	(2.9)	(1.2)	(28.9)	(11.8)
Other, net	(36.5)	0.3	(17.7)	8.3

Net cash provided from operations	383.0	379.4	1,094.5	1,120.8

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(142.5)	(91.3)	(415.2)	(298.1)
Acquisition of D&E, net of cash acquired	—	(56.6)	—	(56.6)
Acquisition of Lexcom, net of cash acquired	—	(138.7)	—	(138.7)
Acquisition of NuVox, net of cash acquired	—	—	(198.4)	—
Acquisition of Iowa Telecom, net of cash acquired	—	—	(253.6)	—
Acquisition of Hosted Solutions, net of cash acquired	(312.8)	—	(312.8)	—
Acquisition of Q-Comm, net of cash acquired	(279.1)	—	(279.1)	—
Other, net	(1.2)	0.3	1.6	0.6

Net cash used in investing activities	(735.6)	(286.3)	(1,457.5)	(492.8)

Cash Flows from Financing Activities:
Dividends paid on common shares	(120.8)	(108.8)	(464.6)	(437.4)
Stock repurchase	—	(77.8)	—	(121.3)
Repayment of debt	(379.8)	(195.9)	(1,715.0)	(356.6)
Proceeds of debt issuance, net of discount	750.0	1,083.6	1,562.0	1,083.6
Debt issuance costs	(10.2)	(33.8)	(21.8)	(33.8)
Other, net	0.5	12.5	(18.2)	3.8

Net cash (used in) provided from financing activities	239.7	679.8	(657.6)	138.3

(Decrease) increase in cash and cash equivalents	(112.9)	772.9	(1,020.6)	766.3

Cash and Cash Equivalents:
Beginning of period	155.2	290.0	1,062.9	296.6

End of period	$42.3	$1,062.9	$42.3	$1,062.9

WINDSTREAM CORPORATION

UNAUDITED RECONCILIATION OF REVENUES AND SALES, OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA (A)

REVENUES AND SALES, PRO FORMA ADJUSTED OIBDA AND PRO FORMA CAPITAL EXPENDITURES (NON-GAAP)

(In millions)

			THREE MONTHS ENDED		TWELVE MONTHS ENDED
			December 31,	December 31,	December 31,	December 31,
			2010	2009	2010	2009
Revenues and sales under GAAP			$981.0	$754.4	$3,712.0	$2,996.6

Pro forma adjustments:
D&E revenues and sales prior to acquisition	(B	)	—	16.1	—	123.3
Lexcom revenues and sales prior to acquisition	(B	)	—	7.3	—	39.8
Out-of-territory product distribution operations revenues and sales	(C	)	—	—	—	(38.5)
NuVox revenues and sales prior to acquisition	(B	)	—	140.7	57.3	564.8
Iowa Telecom revenues and sales prior to acquisition	(B	)	—	65.9	109.2	270.7
Hosted Solutions revenues and sales prior to acquisition	(B	)	9.1	12.6	48.3	49.0
Q-Comm revenues and sales prior to acquisition	(B	)	40.5	56.8	213.7	227.7
Elimination of Windstream revenues from Q-Comm prior to acquisition	(D	)	(0.4)	(0.4)	(1.6)	(2.0)

Pro forma revenues and sales			$1,030.2	$1,053.4	$4,138.9	$4,231.4

Operating income from continuing operations under GAAP			$259.1	$234.5	$1,030.3	$956.9

Pro forma adjustments:
D&E pre-acquisition operating income, excluding M&I costs	(B	)	—	4.0	—	23.2
D&E intangible asset impairment	(E	)	—	—	—	5.5
D&E intangible asset amortization adjustment	(F	)	—	(0.6)	—	(3.5)
Lexcom pre-acquisition operating income, excluding M&I costs	(B	)	—	2.6	—	13.7
Lexcom intangible asset amortization adjustment	(F	)	—	(0.3)	—	(1.5)
Operating income from disposed out-of-territory product distribution operations	(C	)	—	—	—	(0.9)
NuVox pre-acquisition operating income, excluding M&I costs	(B	)	—	13.3	4.1	35.8
NuVox intangible asset amortization adjustment	(F	)	—	(3.9)	(1.5)	(14.7)
Iowa Telecom pre-acquisition operating income, excluding M&I costs	(B	)	—	14.0	23.9	59.0
Iowa Telecom intangible asset amortization adjustment	(F	)	—	(6.8)	(11.2)	(28.4)
Hosted Solutions pre-acquisition operating income, excluding M&I costs	(B	)	2.2	2.8	10.9	10.1
Hosted Solutions intangible asset amortization adjustment	(F	)	(1.3)	(2.3)	(9.0)	(10.0)
Q-Comm pre-acquisition operating income, excluding M&I costs	(B	)	8.8	11.7	50.1	49.5
Q-Comm intangible asset amortization adjustment	(F	)	(6.3)	(10.4)	(39.1)	(43.4)
M&I costs	(G	)	25.8	19.9	77.3	22.3

Pro forma operating income			288.3	278.5	1,135.8	1,073.6

Depreciation and amortization expense	(G	)	190.6	138.7	693.6	537.8
D&E pre-acquisition depreciation and amortization expense	(H	)	—	3.4	—	28.4
Lexcom pre-acquisition depreciation and amortization expense	(H	)	—	1.9	—	9.4
NuVox pre-acquisition depreciation and amortization expense	(H	)	—	22.3	9.5	92.6
Iowa Telecom pre-acquisition depreciation and amortization expense	(H	)	—	23.8	39.1	94.8
Hosted Solutions pre-acquisition depreciation and amortization expense	(H	)	3.4	5.9	21.1	22.7
Q-Comm pre-acquisition depreciation and amortization expense	(H	)	13.5	20.1	76.1	81.5

Pro forma OIBDA			495.8	494.6	1,975.2	1,940.8

Other adjustments:
Pension expense	(G	)	15.4	23.7	61.9	91.8
Pension expense of D&E prior to acquisition	(B	)	—	0.1	—	0.1
Pension expense of Iowa Telecom prior to acquisition	(B	)	—	0.1	0.2	0.6
Restructuring charges	(G	)	7.0	1.8	7.7	9.1
Stock-based compensation	(G	)	5.0	3.1	17.0	17.4
Stock-based compensation of D&E prior to acquisition	(B	)	—	0.5	—	1.0
Stock-based compensation of NuVox prior to acquisition	(B	)	—	1.0	0.1	2.3
Stock-based compensation of Iowa Telecom prior to acquisition	(B	)	—	0.9	1.8	4.8
Stock-based compensation of Hosted Solutions prior to acquisition	(B	)	(0.2)	0.2	0.2	0.7

Pro forma adjusted OIBDA			$523.0	$526.0	$2,064.1	$2,068.6

WINDSTREAM CORPORATION

UNAUDITED RECONCILIATION OF REVENUES AND SALES, OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA (A)

REVENUES AND SALES, PRO FORMA ADJUSTED OIBDA AND PRO FORMA CAPITAL EXPENDITURES (NON-GAAP)

(In millions)

			THREE MONTHS ENDED		TWELVE MONTHS ENDED
			December 31,	December 31,	December 31,	December 31,
			2010	2009	2010	2009
Capital expenditures under GAAP			$142.5	$91.3	$415.2	$298.1

Pro forma adjustments:
D&E capital expenditures prior to acquisition	(B	)	—	1.0	—	17.1
Lexcom capital expenditures prior to acquisition	(B	)	—	0.4	—	3.0
NuVox capital expenditures prior to acquisition	(B	)	—	13.3	3.8	67.9
Iowa Telecom capital expenditures prior to acquisition	(B	)	—	8.0	8.4	25.7
Hosted Solutions capital expenditures prior to acquisition	(B	)	5.1	5.6	9.4	17.5
Q-Comm capital expenditures prior to acquisition	(B	)	11.5	13.5	53.2	58.1

Pro forma capital expenditures			$159.1	$133.1	$490.0	$487.4

WINDSTREAM CORPORATION

(In millions)

NOTES TO UNAUDITED RECONCILIATION OF REVENUES AND SALES, OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA REVENUES AND SALES, PRO FORMA ADJUSTED OIBDA AND PRO FORMA CAPITAL EXPENDITURES

Windstream Corporation has entered into various transactions that may cause results reported under Generally Accepted Accounting Principles in the United States (“GAAP”) to be not necessarily indicative of future results.

Completed Acquisitions:

•

On December 2, 2010, Windstream completed the acquisition of Q-Comm Corporation (“Q-Comm”). The Q-Comm acquisition provided the Company with increased scale and business revenues, as well as the opportunity for operating synergies with contiguous Windstream markets.

•

On December 1, 2010, Windstream completed the acquisition of Hosted Solutions Acquisition, LLC (“Hosted Solutions”). The Hosted Solutions acquisition provided Windstream with five state-of-the-art data centers in Raleigh, N.C., Charlotte, N.C., and Boston, MA which serve more than 600 customers. Windstream now operates a total of 12 data centers across the country.

•

On June 1, 2010, the Company completed the acquisition of Iowa Telecommunications Services, Inc. (“Iowa Telecom”). The Iowa Telecom acquisition added approximately 208,000 incumbent local exchange carrier access lines, 39,000 competitive local exchange carrier access lines, 96,000 high-speed Internet customers and 25,000 digital television customers in Iowa and Minnesota.

•

On February 8, 2010, Windstream completed the acquisition of NuVox, Inc. (“NuVox”). The NuVox acquisition added approximately 104,000 data and integrated solution connections in complementary markets in 16 states.

•

On December 1, 2009, Windstream completed the acquisition of Lexcom, Inc. (“Lexcom”). The Lexcom acquisition added approximately 22,000 access lines, 9,000 high-speed Internet customers and 12,000 digital television customers in North Carolina.

•

On November 10, 2009, Windstream completed the acquisition of D&E Communications, Inc. (“D&E”). The D&E acquisition added approximately 145,000 access lines, 45,000 high-speed Internet customers and 9,000 digital television customers in central Pennsylvania.

Dispositions:

•

On August 21, 2009, Windstream completed the sale of its out-of-territory product distribution operations to Walker and Associates of North Carolina, Inc. (“Walker”) for approximately $5.3 million in total consideration. These operations were not central to the Company’s strategic goals in its core communications business.

As disclosed in the Windstream Form 8-K furnished on February 18, 2011, the Company has presented in this earnings release unaudited pro forma results, which includes results from D&E, Lexcom, NuVox, Iowa Telecom, Hosted Solutions and Q-Comm for periods prior to the acquisitions and excludes results from the out-of-territory product distribution operations prior to the disposition and all merger and integration (“M&I”) costs resulting from the completed transactions discussed above. In addition to pro forma adjustments, the Company presented certain measures of its operating performance, excluding the impact of restructuring charges, pension and stock-based compensation.

Windstream’s purpose for including the results of acquired businesses and for excluding non-recurring items, the results of disposed operations, restructuring charges, pension and stock-based compensation is to improve the comparability of results of operations for the three and twelve month periods ended December 31, 2010, to the results of operations for the same periods of 2009 in order to focus on the true earnings capacity associated with providing telecommunication services. Additionally, management believes that presenting current business measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of the businesses. The Company uses pro forma results, including pro forma revenues and sales, pro forma OIBDA, pro forma adjusted OIBDA and pro forma capital expenditures as key measures of its operational performance. Windstream management, including the chief operating decision-maker, consistently use these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: further adverse changes in economic conditions in the markets served by Windstream; the extent, timing and overall effects of competition in the communications business; continued voice line loss; the impact of new, emerging or competing technologies; the adoption of intercarrier compensation and/or universal service reforms by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; for Windstream’s competitive local exchange carrier operations, adverse effects on the availability, quality of service and price of facilities and services provided by other incumbent local exchange carriers on which Windstream’s competitive local exchange carrier services depend; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations; the effects of federal and state legislation, rules and regulations governing the communications industry; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; unfavorable results of litigation; unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses; the effects of work stoppages; the impact of equipment failure, natural disasters or terrorist acts; earnings on pension plan investments significantly below our expected long term rate of return for plan assets; changes in federal, state and local tax laws and rates; and those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended December 31, 2010. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.

(A)	Pro forma results adjusts results of operations under GAAP to include the acquisitions of D&E, Lexcom, NuVox, Iowa Telecom, Hosted Solutions and Q-Comm, and to exclude the results of the disposed out-of-territory product distribution operations and M&I costs related to strategic transactions. Q-Comm results of operations only include those entities acquired from Q-Comm.
(B)	To reflect the pre-acquisition operating results of D&E, Lexcom, NuVox, Iowa Telecom, Hosted Solutions and Q-Comm, adjusted to exclude M&I costs.
(C)	To reflect the Company’s disposition of the out-of-territory product distribution operations.
(D)	To reflect the pre-acquisition elimination of Windstream revenues from entities acquired from Q-Comm.
(E)	To remove the effects of an intangible asset impairment recognized by D&E during the pre-acquisition period.
(F)	To reflect intangible asset amortization of D&E, Lexcom, NuVox, Iowa Telecom, Hosted Solutions and Q-Comm, as if the acquisitions had been consummated at the beginning of the periods presented.
(G)	Represents applicable expense as reported under GAAP.
(H)	Represents depreciation and amortization of D&E, Lexcom, NuVox, Iowa Telecom, Hosted Solutions and Q-Comm, as adjusted in note (F).